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                                                                  Exhibit (h)(3)

                                 AMENDMENT NO. 1
                           TO ADMINISTRATION AGREEMENT

         AMENDMENT NO. 1, made as of the 19th of February, 2002, to the Administration Agreement (the "Agreement") dated July 6, 1999 by and between the The Armada Advantage Fund (formerly The Parkstone Advantage Fund), a Massachusetts business trust, and SEI Investments Mutual Funds Services, a Delaware business trust.

         WHEREAS, Article 11 of the Agreement provides that the Initial Term of the Agreement shall end on May 1, 2002; and

         WHEREAS, the parties wish to amend the Agreement to extend the Initial Term of the Agreement through August 1, 2002.

         NOW, THEREFORE, in consideration of the premises and covenants contained in the Agreement and this Amendment, the Trust and the Administrator hereby agree as follows:

         1. The Initial Term of the Agreement as set forth in Article 11 of the Agreement shall be extended until August 1, 2002.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 to the Agreement as of the day and year first written above.


THE ARMADA ADVANTAGE FUND

By:
    -------------------------------------
Name:
Title:


SEI INVESTMENTS MUTUAL FUNDS SERVICES

By:
    -------------------------------------
Name:
Title: